UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 22, 2012

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 22, 2012, the Board of Directors (“Board”) of Integrated Device Technology, Inc. (“IDT” or the “Company”) appointed Norman P. Taffe to serve as a director of the Company, effective October 23, 2012, to fill a vacancy on the Board consistent with the terms of the Settlement Agreement dated June 19, 2012 by and between the Company and Starboard Value LP and certain other parties thereto. Additionally, Mr. Taffe has been named to the Audit Committee and Compensation Committee of the Board.

Description of Mr. Taffe’s Compensation

Consistent with the Company’s compensation policy for non-employee directors and members of the Audit Committee and Compensation Committee, in connection with his appointment, Mr. Taffe will be eligible to receive the following:

•

An initial grant of a stock option to purchase 40,000 shares of the Company’s common stock on or about November 15, 2012 (the “Initial Grant”). The Initial Grant shall have a term of seven years and become exercisable as to 25% of the shares subject to such option on the first anniversary of Mr. Taffe’s date of appointment, and then as to 1/36 of the remaining shares each month thereafter.

•

Annual retainers in the aggregate amount of $67,500 (reflecting $50,000, $10,000 and $7,500 for service as a director, member of the Audit Committee and member of the Compensation Committee, respectively), as well as a pro-rated amount for his service for the remainder of 2012. All annual retainer amounts shall be paid in equal quarterly installments.

•

Annually, after receipt of the Initial Grant, a restricted stock unit award for the number of shares of the Company’s common stock equivalent to $50,000 in value, based on the closing price of the Company’s common stock on the trading day immediately preceding the date of grant, and a stock option to purchase 12,000 shares of the Company’s common stock (collectively, the “Annual Grants”). The Annual Grants shall be made during the Company’s first open trading window subsequent to the Company’s annual meeting of stockholders and shall have a term of seven years. The Annual Grants shall vest and become exercisable on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election or fails to be re-elected at the next annual meeting of stockholders, then on the date of such annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ RICHARD D. CROWLEY, JR
Richard D. Crowley, Jr.
Senior Vice President, Chief Financial Officer
(duly authorized officer)